Exhibit 32.1

Certifications of Chief Executive Officer

Pursuant to Section 906

Of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

The undersigned, the President and Chief Executive Officer of Bioanalytical Systems Inc. (the “Company”), hereby certifies that, to the best of her knowledge:

(a)	the Form 10-Q Quarterly Report of the Company for the three months ended December 31, 2014 filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: /s/ Jacqueline M. Lemke
Jacqueline M. Lemke
President and Chief Executive Officer
Date: February 17, 2015